SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: October 27, 2005

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

1220 Rosecrans Street, Suite 328, San Diego, CA 92106
(Address of principal executive offices)

Registrant's telephone number, including area code:  858-488-7775

11301 Olympic Blvd. Suite 680, Los Angeles, California 90064
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 27, 2005, the Board of Directors appointed Yan Skwara as interim President, to serve until a permanent President is appointed. Yan K. Skwara has been employed with the company since its inception, as he is the Founder of International Sports and Media Group. Mr. Skwara is currently employed full-time with the Company and serves as Chairman of the Board of Directors and brings his prior experience in both the investment-banking and corporate communications arena to the company. Mr. Skwara is not involved in any bankruptcy or other legal proceedings, has not been convicted in a criminal proceeding, is not the subject of any order, judgment or decree of any court of competent jurisdiction enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, and has not been found by any court, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law. There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Mr. Skwara had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.

October 27, 2005 Date	/s/ Yan Skwara Yan Skwara, President